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                                                                  Exhibit 23.3



                                     (LOGO)

                         AMERICAN APPRAISAL ASSOCIATES(R)
                           411 East Wisconsin Avenue
                                   Suite 1900
                                  P.O. Box 664
                        Milwaukee, Wisconsin 53201-0664

                            Telephone (414) 271-7240

    UNITED STATES                                       INTERNATIONAL

Atlanta        Milwaukee                          Brazil            Mexico
Boston         Minneapolis                        Canada            Morocco
Buffalo        New Orleans                        China             Philippines
Charlotte      New York                           Croatia           Portugal
Chicago        Oak Lawn                           Czech Republic    Russia
Cincinnati     Philadelphia                       England           Spain
Dallas         Pittsburgh                         Germany           Taiwan
Denver         Princeton                          Greece            Thailand
Detroit        Schaumburg                         Hong Kong         Turkey
Houston        St. Louis                          Hungary           Venezuela
Irvine         San Francisco                      Italy
Jacksonville   Seattle                            Japan
Los Angeles


                              CONSENT OF APPRAISER

American Appraisal Associates, Inc. ("AAA") hereby consents to the references made to us and/or our appraisal by Weirton Steel Corporation under the captions "Question and Answers," "Summary," Description of Other Financings," "Description of the Notes," and "The Equipment" in the Registration Statement on the November 20, 2001 Amendment Number 1 to Form S-4 to be filed with the Security and Exchange Commission, specifically the appraised fair market values of Liquidation-in-Place of $150 million as of June 30, 2001 (AAA Contract:
048220), and an "in place, in use" value ranging from $191 million to $236 million and an estimated discounted cash flow value ranging from $255 million to $300 million. We do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                     Sincerely,

                                     AMERICAN APPRAISAL ASSOCIATES, INC.

                                     /s/ Dale J. Egan
                                     ----------------
                                         Dale J. Egan
                                         General Counsel